For:	Alamo Group Inc.

Contact:	Dan E. Malone
Executive Vice President & CSO
830-372-9581

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES RECORD 2022 SECOND QUARTER SALES AND EARNINGS

SEGUIN, Texas, August 3, 2022 -- Alamo Group Inc. (NYSE: ALG) today reported results for the second quarter ended June 30, 2022.

Highlights for the Quarter

•Net sales of $396.2 million, up 14.0%
◦Vegetation Management net sales of $255.0 million, up 18.8%
◦Industrial Equipment net sales of $141.2 million, up 6.3%
•Income from operations of $40.9 million, up 21.8%
•Net income of $28.5 million, or $2.39 per diluted share, up 9.4%
•Trailing twelve-month EBITDA of $172.9 million, up 6.7% from full year 2021(1)
•Backlog of $894.0 million, up 77.5% compared to prior year second quarter-end

Results for the Quarter

Second quarter 2022 net sales were $396.2 million compared to $347.6 million in the second quarter of 2021, an increase of 14.0%. Gross margin improved in the quarter versus the second quarter of 2021 by $11.6 million or 13.1%. Second quarter net income improved 9.4% to $28.5 million, or $2.39 per diluted share, compared to net income of $26.0 million, or $2.19 per diluted share in the second quarter of 2021. The Company’s backlog at the end of the second quarter of 2022 was $894.0 million, an increase of $390.5 million, or 77.5%, from the backlog at the end of the second quarter of 2021, and up 11.6% from the end of calendar year 2021.

ALAMO GROUP ANNOUNCES RECORD 2022 SECOND QUARTER SALES AND EARNINGS Page 2

The positive results reported for the quarter were achieved through a combination of effective price management, improved manufacturing efficiencies and disciplined control of operating expenses. These results were achieved despite persistent headwinds including material cost inflation, elevated transportation costs, supply chain disruptions and skilled labor shortages. They were also achieved net of the negative impact of currency exchange rates on our consolidated financial results.

Results by Division
Vegetation Management
The Vegetation Management Division had a strong second quarter of 2022 as markets remained solid compared to the second quarter of 2021. The Division’s second quarter net sales were $255.0 million, up 18.8% compared to $214.7 million for the same period in 2021. For the first six months of 2022, net sales in this Division were $476.0 million, compared to $398.5 million for the first six months of 2021, up 19.4%. The increase in net sales was driven by strong retail demand for agricultural, forestry, tree care, and governmental mowing products in both North America and Europe.
The Division's income from operations for the second quarter 2022 was $32.8 million, up 44.7% compared to $22.7 million for the second quarter of 2021. For the first six months of 2022, income from operations was $51.1 million versus $39.4 million for the first six months of 2021, an increase of 29.7%. Strong results in the United Kingdom, France, Brazil and Australia also contributed to this division's outstanding performance during the quarter. The Division benefited from strong sales, better pricing, a favorable product mix and was able to effectively manage costs and expenses in spite of the impact of ongoing supply chain issues, higher material and inbound freight costs and related surcharges.
Industrial Equipment
The Industrial Equipment Division’s second quarter 2022 net sales were $141.2 million, up 6.3% compared to $132.9 million during the same period in 2021. The increase was primarily attributable to pricing actions that drove higher sales of its excavator and vacuum truck products and, to a lesser extent, other product lines within the Division. Delays in deliveries of medium duty truck chassis and other industrial components, negatively impacted the Division during the second quarter of 2022.
For the first six months of 2022 net sales were $282.2 million compared to $260.2 million for the first six months of 2021, an 8.5% increase. Strong net sales of excavators, vacuum trucks, street sweepers and, to a lesser, extent snow removal equipment were the primary reasons for the increase.

ALAMO GROUP ANNOUNCES RECORD 2022 SECOND QUARTER SALES AND EARNINGS Page 3

The Division’s income from operations for the second quarter of 2022 was $8.1 million, down 25.7%, compared to $10.9 million, for the second quarter of 2021. For the first six months of 2022 income from operations was $18.9 million compared to $19.6 million for the first six months of 2021, a decrease of 3.6%. The Division was negatively impacted during the second quarter and first six months of 2022 by supply chain disruptions, constrained chassis deliveries and higher material and inbound freight costs.

Comments on Results
Jeff Leonard, Alamo Group’s President and Chief Executive Officer, commented, “We are pleased to report that, in the second quarter, Alamo Group achieved the highest quarterly sales and earnings in the Company's history. While the second quarter is normally seasonally strong for the Company, both sales and earnings for the quarter comfortably exceeded previous records. It is especially satisfying that our teams were able to produce robust results in a business environment that certainly remains turbulent and challenging.
“Modest improvements in supply chain performance helped our teams increase customer shipments and improve production efficiencies during the quarter. The improvement in efficiency, combined with better pricing, supported gross margin performance despite persistent cost inflation pressures. Good cost discipline was evident across the Company during the quarter and helped us drive double-digit Income from Operations growth for the first time since the third quarter of 2020.
"Orders received during the quarter declined modestly compared to the second quarter of 2021, however overall, our markets continued to show significant strength. The decline in order bookings during the quarter was primarily the result of gradually softening demand in the North American agriculture market. This was partially offset by a nice increase in Industrial Equipment orders led by strong pre-season demand for turn-key, municipal snowplows. Consolidated backlog declined slightly compared to the end of the first quarter but remained significantly higher than it was at the end of the second quarter of 2021.
“Looking ahead to the second half of the year, we remain encouraged regarding the Company’s sales and earnings prospects. Truck chassis delivery reliability improved in the second quarter, and we are optimistic that gradual improvement in chassis supply will support improved sales and profitability in our Industrial Equipment Division during the third and fourth quarters of this year. We anticipate that the modest improvement in overall supply chain performance evident in the second quarter will continue for the next few months, although shortages of certain components are expected to extend into next year. With an improving supply chain situation, our inventory levels should also naturally decline. Most importantly, our backlog remains close to the historic high set at the end of the first quarter of 2022

ALAMO GROUP ANNOUNCES RECORD 2022 SECOND QUARTER SALES AND EARNINGS Page 4

and the margin in backlog is increasingly healthy. This gives us confidence that the Company will continue to perform well for the remainder of 2022 and at least through the early months of 2023.”

Earnings Conference Call
The Company will host a conference call to discuss the results on Thursday, August 4, 2022 at 1:30 p.m. ET. Hosting the call will be members of senior management.
Individuals wishing to participate in the conference call should dial 888-394-8218 (domestic) or 323-794-2588 (international). For interested individuals unable to join the call, a replay will be available until Thursday, August 11, 2022, by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 4806226.
The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & and Presentations”) on Thursday, August 4, 2022, beginning at 1:30 p.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

ALAMO GROUP ANNOUNCES RECORD 2022 SECOND QUARTER SALES AND EARNINGS Page 5

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for vegetation management, infrastructure maintenance and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements, forestry equipment and related after-market parts and services. The Company, founded in 1969, has approximately 4,275 employees and operates 29 plants in North America, Europe, Australia and Brazil as of June 30, 2022. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: overall market demand, continuing impacts from the COVID-19 pandemic including more significant supply chain disruptions, reductions in customer demand, sales and profitability declines, operational disruptions, full or partial facility closures, and other similar impacts, geopolitical risks, including effects of the war in Ukraine, inflation, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$75,894	$85,630
Accounts receivable, net	306,967	253,179
Inventories	352,915	277,070
Other current assets	12,527	19,171
Total current assets	748,303	635,050

Rental equipment, net	31,168	38,619

Property, plant and equipment	153,907	149,380

Goodwill	196,068	194,936
Intangible assets	178,781	185,581
Other non-current assets	24,149	17,790

Total assets	$1,332,376	$1,221,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$107,003	$104,715
Income taxes payable	1,498	2,724
Accrued liabilities	66,100	62,107
Current maturities of long-term debt and finance lease obligations	15,015	15,069
Total current liabilities	189,616	184,615

Long-term debt, net of current maturities	356,149	299,910
Long-term tax liability	2,444	4,408
Other long-term liabilities	24,642	28,140
Deferred income taxes	23,083	23,042

Total stockholders’ equity	736,442	681,241

Total liabilities and stockholders’ equity	$1,332,376	$1,221,356

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2022	6/30/2021	6/30/2022	6/30/2021
Net sales:
Vegetation Management	$255,003	$214,665	$476,009	$398,549
Industrial Equipment	141,211	132,885	282,210	260,190
Total net sales	396,214	347,550	758,219	658,739

Cost of sales	296,497	259,410	571,861	494,173
Gross margin	99,717	88,140	186,358	164,566
	25.2%	25.4%	24.6%	25.0%

Selling, general and administration expense	55,009	50,887	108,644	98,217
Amortization expense	3,792	3,663	7,679	7,321
Income from operations	40,916	33,590	70,035	59,028
	10.3%	9.7%	9.2%	9.0%

Interest expense	(3,189)	(2,854)	(5,836)	(5,467)
Interest income	57	293	129	581
Other income (expense)	(134)	3,253	(1,886)	2,623

Income before income taxes	37,650	34,282	62,442	56,765
Provision for income taxes	9,178	8,245	15,500	13,266

Net Income	$28,472	$26,037	$46,942	$43,499

Net income per common share:

Basic	$2.39	$2.20	$3.95	$3.68

Diluted	$2.39	$2.19	$3.94	$3.66

Average common shares:
Basic	11,880	11,842	11,870	11,831

Diluted	11,938	11,902	11,927	11,892

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses Operating Income, Adjusted Net Income and Adjusted Diluted EPS, related to the impact of non-recurring items, of which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 3 shows the net change in our total debt net of cash and earnings before interest, taxes, depreciation and amortization ("EBITDA") which is a non-GAAP financial measure. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Impact of Non-recurring Items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Operating Income - GAAP	$40,916	$33,590	$70,035	$59,028

Net Income - GAAP	$28,472	$26,037	$46,942	$43,499
(less: gain on sales of property)	—	(2,635)	—	(2,635)
(add: excise tax)	—	—	983	—
Adjusted Net Income - non-GAAP	$28,472	$23,402	$47,925	$40,864

Diluted EPS - GAAP	$2.39	$2.19	$3.94	$3.66
(less: gain on sales of property)	—	(0.22)	—	(0.22)
(add: excise tax)	—	—	0.08	—
Adjusted Diluted EPS - non-GAAP	$2.39	$1.97	$4.02	$3.44

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended June 30,			Change due to currency translation
	2022	2021	% change from 2021	$	%

Vegetation Management	$255,003	$214,665	18.8%	$(5,774)	(2.7)%
Industrial Equipment	141,211	132,885	6.3%	(2,519)	(1.9)%
Total net sales	$396,214	$347,550	14.0%	$(8,293)	(2.4)%

	Six Months Ended June 30,			Change due to currency translation
	2022	2021	% change from 2021	$	%

Vegetation Management	$476,009	$398,549	19.4%	$(7,383)	(1.9)%
Industrial Equipment	282,210	260,190	8.5%	(3,530)	(1.4)%
Total net sales	$758,219	$658,739	15.1%	$(10,913)	(1.7)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	June 30, 2022	June 30, 2021	Net Change

Current maturities	$15,015	$15,069
Long-term debt,net of current	356,149	299,910
Total debt	$371,164	$314,979

Total cash	75,894	85,630
Total Debt Net of Cash	$295,270	$229,349	$65,921

EBITDA
	Six Months Ended		Trailing Twelve Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	December 31, 2021

Income from operations	$70,035	$59,028	$127,945	$116,938
Depreciation	14,413	14,964	29,291	29,842
Amortization	8,013	7,655	15,662	15,304
EBITDA	$92,461	$81,647	$172,898	$162,084